UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2003

Leopard Capital, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1574 Gulf Road  #1505
Point Roberts, WA  98281
(Address of principal executive offices) (Zip Code)

(604) 879-9001
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events

On April 8, 2003, the Board of Directors of Leopard Capital, Inc. unanimously adopted a resolution setting the close of business on April 24, 2003 as the record date to effect a 1 for 10 reverse stock split, consistent with the approvals obtained from the Company's stockholders at the Company's Annual Meeting on January 21, 2003.

Any fractional shares of common stock resulting from the reverse split will "round up" to the nearest whole number.  No cash will be paid to any holders of fractional interests in the company.  Stockholders with less than one board lot of 100 (post-split) shares of common stock, will have their shareholdings "rounded up" to 100 shares. The net result of this reverse split is a 1 for 10 split of the issued shares, leaving 549,583 shares issued and outstanding and 200,000,000 authorized shares.  The actual number of post-split shares may be modestly greater than 549,583 due to rounding up of fractional shares and holdings of less than one board lot to a board lot of 100 shares.)

Leopard Capital, Inc.'s new Cusip number following this reverse split will be 52668R 20 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leopard Capital, Inc.

Registrant

Date: April 15, 2003	/s/ Terry G. Cook

Terry G. Cook
President and Director